SUBSIDIARIES OF PRAXAIR, INC.
Praxair, Inc. and Subsidiaries
EXHIBIT 21.01

The following is a list of the Company's subsidiaries as of December 31, 2017.

Place of Incorporation
10 Riverview Drive LLC	Delaware
Acetylene Oxygen Company	Texas
Almacenes Geneva S.A.	Panama
Antwerpse Chemische Bedrijven (LCB) N. V.	Belgium
Argon (Isotank) Limited	Scotland
Argyle Welding Supply Company, Inc.	New Mexico
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Beijing Praxair, Inc.	China
Coatec Gesellschaft für Oberflächenveredelung mbH	Germany
Consultora Rynuter S.A.	Uruguay
Dablioeme Participacoes Ltda	Brazil
Distribuciones Invegas SCA	Venezuela
Dominion Gas Asia Pacific Pte Limited	Singapore
Dominion Oilfield Services Limited	Ghana
Dominion Technology Gases Holdings Limited	Scotland
Dominion Technology Gases Investment Limited	Scotland
Dominion Technology Gases Limited	Scotland
Domolife S.r.l.	Italy
Dryce S.r.l.	Italy
Famex Comercio Atacadista de Gas Carbonico Ltda.	Brazil
Famex Rio Comercio de Gas Carbonico e Equipamentos de Combate a Incendio Ltda.	Brazil
Gama Gases Especials Ltda.	Brazil
Gases de Ensenada S.A.	Argentina
Gases Industriales, S.A.	Panama
Gases Tachira S.A.	Venezuela
GemGas S.r.l.	Italy
GNC Matco Compressco de Gus Natural Ltda.	Brazil
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Great Lakes Street, Inc.	Delaware
Helium Centre Pte. Ltd.	Singapore
Industria Paraguaya de Gases S.r l (Inpagas)	Paraguay
Industria Venezoelana de Gas INVEGAS, S.C.A.	Venezuela
Ipes Industria de Produtos e Equipamentos de Solda Ltda.	Brazil
Joint Stock Company “Volgograd Oxygen Plant”	Russia
Kelvin Finance Company Limited	Ireland
Kosmoid Finance UC	Ireland
Kunshan Praxair Co., Ltd.	China
Limited Liability Company Praxair Azot Togliatti	Russia
Limited Liability Company Praxair Titanium Valley	Russia
Limited Liability Company Praxair Rus	Russia
Limited Liability Company Praxair Volgograd	Russia
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay

Liquido Carbonico Colombiana S.A.	Colombia
Madison Gas LLC	Delaware
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
Medical Gases S.r.l.	Argentina
Nanjing Praxair Nanlian Industrial Gases Co., Ltd.	China
Nitropet, S.A. de C.V.	Mexico
NOxBOX Ltd.	United Kingdom
NuCO2 Inc.	Delaware
NuCO2 Management LLC	Delaware
NuCO2 LLC	Delaware
NuCO2 Supply LLC	Delaware
Nuova Pescarito S.r.l.	Italy
Old Danford S.A.	Uruguay
Oxigenos de Colombia Ltda.	Colombia
Oximesa S.L.	Spain
PG Technologies, LLC	Delaware
PG Technologies Pte. Ltd.	Singapore
Praxair & M.I. Services, S.r.l.	Italy
Praxair (Anhui) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Industrial Gases Co., Ltd.	China
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China
Praxair (Guangzhou) Industrial Gases Co., Ltd.	China
Praxair (Hainan) Indusrial Gases Co., Ltd.	China
Praxair (Hefei) Industrial Gases Co., Ltd.	China
Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Jiaxing) Industrial Gases Co., Ltd.	China
Praxair (Jining) Industrial Gases Co., Ltd.	China
Praxair (Nanjing) Carbon Dioxide Co., Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Electronic Gases Co., Ltd.	China
Praxair (Shanghai) Industrial Gases Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company Limited	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yangzhou) Application Technology Co., Ltd.	China
Praxair (Yangzhou) Industrial Gases Co., Ltd.	China
Praxair (Zhengjing) Industrial Gas Co. Ltd.	China
Praxair Alberta Ltd.	Alberta
Praxair Argentina S.R.L.	Argentina
Praxair Asia, Inc.	Delaware
Praxair Bahrain B.S.C.	Kingdom of Bahrain
Praxair B.V.	Netherlands
Praxair Bolivia Srl	Luxembourg
Praxair Canada Inc.	Canada
Praxair Chemax Semiconductor Materials Co. Ltd.	Taiwan
Praxair Chile Ltda.	Chile
Praxair Colonia Limitada	Uruguay
Praxair Consultoria y Administracion S de RL de CV	Mexico
Praxair Costa Rica, S.A.	Costa Rica

Praxair Danmark A/S	Denmark
Praxair Deutschland GmbH	Germany
Praxair Deutschland Holding GmbH & Co. KG	Germany
Praxair Distribution, Inc.	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair Espana, S.L.	Spain
Praxair Euroholding, S.L.	Spain
Praxair Fray Bentos S.C.A.	Uruguay
Praxair Gas B.V.	Netherlands
Praxair Gases Industriales Ltda	Columbia
Praxair Gases France SAS	France
Praxair Gases Ireland Limited	Ireland
Praxair Gases UK Ltd.	United Kingdom
Praxair Gulf Industrial Gases LLC	Abu Dhabi
Praxair Holding Latinoamerica (Sarl)	Luxembourg
Praxair Holdings International, Inc.	Delaware
Praxair Huayi (Chongqing) Industrial Gases Co. Ltd.	China
Praxair Hydrogen Supply, Inc.	Delaware
Praxair India Private Limited	India
Praxair International Finance UC	Ireland
Praxair Inversiones SRL	Peru
Praxair Investments B.V.	Netherlands
Praxair Italia S.R.L.	Italy
Praxair K.K.	Japan
Praxair Korea Company, Limited	Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg S.a.r.L.	Luxembourg
Praxair Meishan (Nanjin) Industrial Gases Co., Ltd.	China
Praxair Mexico, S. de R.L. de C.V.	Mexico
Praxair MRC S.A.S.	France
Praxair Norge AS	Norway
Praxair N.V.	Belgium
Praxair Offshore Services Ltd.	United Kingdom
Praxair Pacific Ltd.	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Peru S.R.L.	Peru
Praxair PHP S.A.S.	France
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A.	Portugal
Praxair Puerto Rico B. V.	Netherlands
Praxair Puerto Rico LLC	Delaware
Praxair Qingdao Industrial Gases Co., Ltd.	China
Praxair Republica Dominicana, SRL	Dominican Republic
Praxair Samara LLC	Russia
Praxair Scandinavia Holding AS	Norway
Praxair Ship AS	Norway
Praxair S.r.l.	Italy
Praxair S.T. Technology, Inc.	Delaware
Praxair Services Canada Inc.	Ontario

Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Shaogang Co., Ltd.	China
Praxair Sp. Zo. o.	Poland
Praxair Surface Technologies (Changzhou) Co. Ltd.	China
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies do Brasil Ltda.	Brazil
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Limited	United Kingdom
Praxair Surface Technologies Montreal L.P.	New Brunswick
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies, Inc.	Delaware
Praxair Sverige AB	Sweden
Praxair Switzerland GmbH	Switzerland
Praxair Taiwan Co., Ltd.	Taiwan
Praxair Technology, Inc.	Delaware
Praxair Uruguay Ltda.	Uruguay
Praxair Vertwaltungs GmbH	Germany
Production Praxair Canada Inc.	Canada
Remtechgaz t.o.v.	Ukraine
Rivoira Gas S.r.l.	Italy
Rivoira Operations S.r.l.	Italy
Rivoira Pharma S.r.l.	Italy
Rivoira Refrigerants S.r.l.	Italy
Rivoira S.p.A.	Italy
Rivoira SUD S.R.L.	Italy
Sermatech International Canada Corp.	Delaware
Sermatech International Canada GP LLC	Delaware
Sermatech Korea Ltd.	Korea
Shanghai Praxair Baoshan Inc.	China
Shanghai Praxair-Yidian Inc.	China
Technical Gas S.A.	Venezuela
Tecnogas S/A	Peru
Technogas sp. Z o.o.	Poland
Thai Carbonic Company, Ltd.	Thailand
The Welding Center, Inc.	Illinois
Tongling Praxair Co., Ltd.	China
Topaz Consultora S.A.	Uruguay
Vision Energy Group LLC	Oklahoma
Westair Cryogenics Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e White Martins Comercio e Servicos SARL	Luxembourg
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Pecem Gases Inudstriais Ltda	Brazil
White Martins Steel Gases Industrials Ltda.	Brazil

WM Steel Gases Industriais Ltda.	Brazil
WM Transporte de Gases Ltda	Brazil
Wyandotte Welding Supply, Inc.	Michigan
Yateem Oxygen W.L.L.	Bahrain